UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 26, 2005

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on May 26, 2005, our Board of Directors appointed Mr. Erik Sander to fill a vacancy on our Board of Directors. Mr. Sander is currently the Director of Industry Programs at the University of Florida College of Engineering, a position he has held since 2000, and he is a member of the faculty and a frequent lecturer there as well as at the College of Business. He also has, since 1997, provided consulting services in the areas of university/government/industry collaborations, technology transfer, and business start-up and growth for a wide variety of industrial, academic and federal government clients. Finally, Mr. Sander is currently a technical advisor and one of the co-founders of Diversified Mobility, Inc., a designer and marketer of mobilized powerlift platforms. His past positions include Associate Director for Industrial Collaboration and Technology Transfer at the University of Florida Engineering Research Center and Director of Business Development and Principal at Cenetec Ventures, LLC. Mr. Sander received a Bachelor of Science in Mechanical Engineering from the University of Florida and a Master of Science in Management of Technology from the University of Alabama in Huntsville.

Mr. Sander does not currently sit on any committees of our Board of Directors, and it is not currently anticipated that he will do so.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2005	Speedemissions, Inc., a Florida corporation

	By:	/s/ Richard A. Parlontieri
By: Richard A. Parlonteiri
Its: President